Exhibit 99.2

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE:	October 22, 2009

FIRST COMMONWEALTH DECLARES QUARTERLY DIVIDEND

INDIANA, PA—First Commonwealth Financial Corporation (NYSE:FCF) has declared a dividend of $0.03 per share payable on November 13, 2009, to shareholders of record at the close of business November 2, 2009.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.5 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Donald A. Lawry, Vice President 724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

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